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                                                                Exhibit 99.B11


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 30 of our audit reports on the financial statements of the Gateway Index Plus Fund, Gateway Mid Cap Index Fund, Gateway Small Cap Index Fund and Cincinnati Fund of The Gateway Trust, dated January 17, 1997, and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 30.

                                                    /s/ Arthur Anderson LLP
                                                    -----------------------
                                                        ARTHUR ANDERSON LLP

Cincinnati, Ohio
February 24, 1997